UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

Mhakari Nevada Properties excluding Vanderbilt Mine

On April 19, 2010, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”), entered into a letter of intent with Mhakari Gold (Nevada) Inc. (“Mhakari”) dated April 16, 2010 (the “First LOI”), concerning that certain property known as the “Mhakari Nevada Properties excluding Vanderbilt Mine,” located in the State of Nevada (the “Property”).

Pursuant to the terms of the First LOI, the parties agreed to immediately proceed to negotiate a definitive option agreement (the “Definitive Option Agreement”) whereby the Company will be granted an option to acquire an undivided 80% interest in the Property.

In particular, the terms of the Definitive Option Agreement shall include an option price payable by the Company to Mhakari as follows: (i) upon signing of the Definitive Option Agreement, $75,000 cash payment in three monthly installments of $25,000 as well as the issuance of 5,000,000 shares of the Company’s common stock and warrants to purchase a further 5,000,000 shares of Company common stock at a strike price of $0.05 per share exercisable for a period of five years; (ii) within six months of the signing of the Definitive Option Agreement, an additional $50,000 cash payment to Mhakari; (iii) within 12 months of signing the Definitive Option Agreement, an additional $50,000 cash payment to Mhakari; (iv) within 12 months of signing the Definitive Option Agreement, the Company shall be required to expend no less than $150,000 in exploration and development expenditures on the Property; and (v) within 48 months of signing the Definitive Option Agreement, the Company shall be required to expend no less than an additional $1,000,000 in exploration and development expenditures on the Property.

Moreover, the Definitive Option Agreement shall include a provision to the effect that upon the satisfaction of option purchase price terms (i)-(iv) above, the parties shall enter in to a joint venture agreement with respect to the Property in which the Company will receive a 51% interest.  Under the terms of such joint venture agreement, the Company will assume day-to-day operational control of the Property.  Upon satisfying option purchase price term (v) above, the Company’s interest in the Property shall automatically be increased from 51% to 80%, with Mhakari retaining a 20% participating interest and both parties subject to dilution for failure to contribute its respective share of required capital to the joint venture.

Additionally, the execution of the Definitive Option Agreement is contingent upon the parties (a) receiving an “area of interest waiver” from Scorpio Gold Corporation (“Scorpio”) related to the Company’s current joint venture with Scorpio with respect to the Mineral Ridge property; (b) concurrently completing the purchase and sale of an 80% interest in the “Mhakari Vanderbilt Properties,” as further discussed below; and (c) conducting due diligence to their reasonable satisfaction.  In the event either party has not completed due diligence to their reasonable satisfaction, either party may terminate the First LOI within 30 days of the date of the First LOI.  Further, the First LOI shall automatically terminate if the Definitive Option Agreement is not entered into on or before April 30, 2010.

As of the date of the filing of this Current Report on Form 8-K, the Company has paid Mhakari CDN$5,000 on account of Mhakari’s legal fees.  In addition, the Company has paid Mhakari a non-refundable deposit of $25,000 which shall be credited against the option purchase price payable under the Definitive Option Agreement.

Mhakari Vanderbilt Properties

Simultaneous with the First LOI, on April 19, 2010, the Company entered into a further letter of intent with Mhakari, dated April 16, 2010 (the “Second LOI”) concerning that certain property, known as the “Mhakari Vanderbilt Properties,” located in the State of Nevada (the “Vanderbilt Property”).

Pursuant to the terms of the Second LOI, the parties agreed to immediately proceed to negotiate a definitive purchase agreement (the “Definitive Purchase Agreement”) whereby the Company will purchase an undivided 80% interest in the Vanderbilt Property.

 In particular, the terms of the Definitive Purchase Agreement shall include a purchase price payable by the Company to Mhakari as follows: (i) upon the signing of the Definitive Purchase Agreement, the issuance of 2,000,000 shares of the Company’s common stock as well as warrants to purchase a further 2,000,000 shares of the Company’s common stock with a strike price of $0.05 per share exercisable for a period of five years; (ii) within 48 months of signing the Definitive Purchase Agreement, the Company shall be required to expend no less than $350,000 in exploration and development expenditures on the Vanderbilt Property; and (iii) the Company will satisfy its obligations under the Definitive Option Agreement concerning the “Mhakari Nevada Properties excluding Vanderbilt Mine,” referred to above as the “Property” (collectively, items (i) – (iii) referred to as the “Purchase Price”).  As a condition to the Company’s obligation to satisfy the Purchase Price, upon entering into the Definitive Purchase Agreement, Mhakari agrees to satisfy the remaining payments owing under an exclusive option agreement between itself and the current owner of the Vanderbilt Property.

Moreover, the Definitive Purchase Agreement shall include a provision to the effect that upon satisfaction of the Purchase Price, the parties shall enter into a joint venture agreement with respect to the Vanderbilt Property in which the Company will receive an undivided 80% ownership interest in, and will assume day-to-day operational control of, the Vanderbilt Property, with Mhakari retaining a 20% participating interest and both parties subject to dilution for failure to contribute its respective share of required capital to the joint venture.

In the event either party has not completed due diligence to their reasonable satisfaction, either party may terminate the Second LOI within 30 days of the date of the Second LOI.  Further, the Second LOI shall automatically terminate if the Definitive Purchase Agreement is not entered into on or before April 30, 2010.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On April 23, 2010, the Company issued a press release announcing the Company’s formation of a Technical Advisory Committee, comprised of experts in the fields of exploration geology, geophysics, mine engineering and corporate management, as further discussed under Item 8.01 below.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On April 23, 2010, the Company announced the formation of a Technical Advisory Committee (“TAC”) to provide geological guidance to Company management in the areas of opportunity assessment, property development, operational start-up, and mergers and acquisitions.  The initial members of the TAC are Jack Tindale, Hans Rasmussen and Ann Carpenter; acknowledged experts in the fields of exploration geology, geophysics, mine engineering, and corporate management.  Additional members will be named in the future.  These individuals bring the Company a combined 100 years of experience in the mining industry and will assist the Company in identifying and assessing mining properties of merit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.          Exhibit Description

99.1                      Press release dated April 23, 2010, announcing the Company’s formation of a Technical Advisory Committee.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’ s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   April 23, 2010                                                          By:  /s/ Robert P. Martin
Robert P. Martin
President